Exhibit 99.1

GlobalSCAPE, Inc. Featured in CRN’s 2017 Cloud Partner Program Guide

Partner Program Recognized for Distinguished Margins, Sales Support and Cloud Resources for Second Year in a Row

SAN ANTONIO – September 18, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced that it has been recognized by CRN®, a brand of The Channel Company, in its 2017 Cloud Partner Program Guide, a list of leading technology and IT vendors whose cloud-related partner programs accelerate the growth of solution providers’ cloud initiatives. This is the second consecutive year that Globalscape has been named to this prominent list.

Globalscape’s Enhanced File TransferTM (EFTTM) Cloud Services offers organizations a secure managed file transfer (MFT) solution provided by top hosting providers. In addition, Globalscape’s EFT is also offered through Amazon Web Services (AWS) or Microsoft Azure, and gives customers the ability to deploy one or more instances of EFT in their public cloud deployment of choice.

Through a managed offering like EFT Cloud Services and a self-managed instance like EFT on AWS or Azure, customers can select the MFT deployment that fits their business needs as they look to quickly, efficiently and securely share files via the cloud. Globalscape’s three-tier Partner Program offers resellers flexibility, superior margins, award winning pre- and post-sales support along with easy access to cloud resources.

As IT solution providers look to their strategic vendors to help them navigate the growing cloud marketplace, CRN’s 2017 Cloud Partner Program Guide serves as the ultimate handbook and features today’s top cloud technology vendors who offer products and programs tailored to the growth of this thriving technology area.

The 2017 Cloud Partner Program Guide will be featured in the October issue of CRN and can be accessed online at www.crn.com/cloud-ppg.

Supporting Quotes:
Gary Mullen, Vice President of Marketing at Globalscape
“In addition to Globalscape’s award-winning technology, our channel partners appreciate the consistent and high level of support they receive as they strive to reach their revenue goals or service needs. The recognition received by being included within CRN’s Cloud Partner Program Guide helps to further demonstrate to our channel network that we provide innovative solutions to meet or anticipate their customers’ data challenges.”

Robert Faletra, CEO of The Channel Company
“In a saturated cloud market, it can be difficult for solution providers to differentiate among cloud vendors and find the right ones to partner with. CRN’s Cloud Partner Program Guide simplifies this painstaking process, identifying the cloud partner programs with a compelling combination of resources, support, training and financial incentives. Our 2017 guide features a strong lineup of cutting-edge companies with proven track records of helping partners meet and exceed their customers’ needs.”

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About the Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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